Exhibit 4.1

DISCOVER CARD EXECUTION NOTE TRUST

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

THIRD AMENDMENT

to

CLASS A(2010-C) TERMS DOCUMENT

Dated as of May 29, 2015

THIS THIRD AMENDMENT TO CLASS A(2010-C) TERMS DOCUMENT (this “Amendment”), by and between DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware, as Issuer (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of May 29, 2015. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Terms Document (as defined below).

WHEREAS, pursuant to Section 301(g) of the Indenture, the Issuer and the Indenture Trustee have entered into that certain Class A(2010-C) Terms Document, dated as of May 27, 2010, by and between the Indenture Trustee and the Issuer, as amended by that certain Amendment to Class A(2010-C) Terms Document, dated as of November 15, 2011, and as further amended by that certain Second Amendment to Class A(2010-C) Terms Document, dated as of April 30, 2012 (as so amended, the “Terms Document”);

WHEREAS, pursuant to subsection 1001(b) of the Indenture, the Issuer and the Indenture Trustee desire to amend the Terms Document to revise the form of Class A(2010-C) Note in a manner that shall not adversely affect in any material respect the interests of the Holders of any Series, Class or Tranche of any Notes outstanding as set forth therein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Noteholders:

ARTICLE I

AMENDMENTS

Section 1.1. Amendment to Terms Document. Exhibit A (“Form of Class A Note”) to the Terms Document is hereby amended by amended and restating Exhibit A to the Terms Document to read as set forth in Exhibit A hereto.

ARTICLE II

MISCELLANEOUS

Section 2.1. Severability. In case any provision in this Amendment will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 2.2. Ratification of Terms Document. Except as specifically amended, modified or supplemented by this Amendment, the Terms Document is hereby confirmed and

1

ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Terms Document, but shall constitute an amendment thereof. Each of the parties to the Terms Document agrees to be bound by the terms of the obligations of the Terms Document, as amended by this Amendment, as though the terms and obligations of such agreement were set forth herein.

Section 2.3. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 2.4. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

Section 2.5. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any related documents.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

DISCOVER CARD EXECUTION NOTE TRUST,
as Issuer

By:	Wilmington Trust Company,
not in its individual capacity but solely
as Owner Trustee

By:	/s/ Jennifer A. Luce
Name: Jennifer A. Luce
Title: Vice President

[Signature Page to Third Amendment to Class A(2010-C) Terms Document]

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Edwin J. Janis
Name: Edwin J. Janis
Title: Vice President

[Signature Page to Third Amendment to Class A(2010-C) Terms Document]

EXHIBIT A

DISCOVERSERIES CLASS A(2010-C) NOTE

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF DISCOVER CARD EXECUTION NOTE TRUST AND DISCOVER BANK THAT (A) THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (2) TO DISCOVER BANK OR ITS AFFILIATES, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY, ANY SUBSEQUENT PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE LATER OF (I) THE TERMINATION OF THE POOLING AND SERVICING AGREEMENT WITH RESPECT TO THE MASTER TRUST, (II) TERMINATION OF THE TRUST AGREEMENT WITH RESPECT TO THE ISSUER OR (III) THE DATE ON WHICH NO NOTES OF ANY TRANCHE, CLASS OR SERIES OF NOTES ISSUED BY THE ISSUER REMAIN OUTSTANDING, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE MASTER TRUST OR THE ISSUER TO INVOKE THE PROCESS OF ANY GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE MASTER TRUST OR THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE MASTER TRUST OR THE ISSUER OR ANY SUBSTANTIAL PART OF ITS PROPERTY OR ORDERING THE WINDING-UP OR LIQUIDATION OF THE AFFAIRS OF THE MASTER TRUST OR THE ISSUER.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

THIS NOTE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF ANY EMPLOYEE BENEFIT PLAN (AS DESCRIBED BELOW).

REGISTERED	$[●]*
No. [●]	(Maximum Outstanding Dollar Principal Amount)

DISCOVER CARD EXECUTION NOTE TRUST

Floating Rate

DISCOVERSERIES CLASS A(2010-C) NOTE

DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (herein referred to as the “Issuer” or the “Note Issuance Trust”), for value received, hereby promises to pay to [●], as the Agent, or registered assigns, subject to the following provisions, a principal sum of up to $[●] ([●] dollars) payable on the June 15, 2018 Payment Date (the “Expected Maturity Date”), or, if such date is extended pursuant to the Note Purchase Agreement dated as of May 27, 2010, as amended by that certain First Amendment to Note Purchase Agreement, dated as of April 30, 2012, by that certain Second Amendment to Note Purchase Agreement, dated as of May 21, 2014, and by that certain Third Amendment to Note Purchase Agreement, dated as of May 29, 2015 (such Note Purchase Agreement, as so amended, and as further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Note Purchase Agreement”), by and among the Note Issuance Trust, as Issuer, Discover Bank, as Depositor, Beneficiary and Calculation Agent for the Issuer, Barton Capital LLC, as the Purchaser and as the Committed Purchaser, and Société Générale, as the Agent, the Existing Expected Maturity Date (as defined in the Note Purchase Agreement), except as otherwise provided below or in the Indenture, the Indenture Supplement or the Terms Document (as defined on the reverse hereof); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the December 15, 2020 Payment Date (the “Legal Maturity Date”), or if such date is extended pursuant to the Note Purchase Agreement, the Existing Legal Maturity Date (as defined in the Note Purchase Agreement). Interest will accrue on this Note at the Note Interest Rate, as set forth in the Note Purchase Agreement, and shall be due and payable on each Interest Payment Date from and including the previous Interest Payment Date to but excluding such Interest Payment Date (or, in the case of the first Interest Payment Date, from and including the Issuance Date to but excluding the first Interest Payment Date); provided, however, that the first payment of interest for any Increase Amount shall be due and payable on the Interest Payment Date in the calendar month following the Issuance Date for such Increase Amount, for a period from and including such Issuance Date to but excluding such Interest Payment Date. Interest will be computed on the basis of the actual number of days elapsed and a 360-day year, except as otherwise provided in the Note Purchase Agreement. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal and interest may be payable monthly, and may be payable earlier or later than the Expected Maturity Date, following an Event of Default or while an Early Redemption Event has occurred and is continuing. No principal or interest will be distributed on the Note following the distribution of proceeds of a Receivables Sale.

*	Denominations of $250,000 and in integral multiples of $1,000 in excess thereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The Initial Dollar Principal Amount of this Note is $[●] on the date hereof. All increases or decreases in the Initial Dollar Principal Amount and the Outstanding Dollar Principal Amount made pursuant to the Terms Document (as defined on the reverse hereof) shall be maintained on the records of U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture); provided, however, that the failure of the Indenture Trustee to make any such recordation, or any error thereon, shall not affect the obligations of the Issuer hereunder or under the Terms Document (as defined on the reverse hereof).

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, Indenture Supplement or the Terms Document referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

DISCOVER CARD EXECUTION NOTE TRUST,
as Issuer

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Date:	,

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

US BANK NATIONAL ASSOCIATION, not in its
individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date:	,

REVERSE OF NOTE

This Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Class A(2010-C) DiscoverSeries Notes (herein called the “Class A(2010-C) Notes”), all issued under an Indenture dated as of July 26, 2007, as amended by that certain First Amendment to Indenture, dated as of June 4, 2010 (such Indenture, as so amended, and as further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture”), as supplemented by an Indenture Supplement dated as of July 26, 2007 (such Indenture Supplement, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture Supplement”), between the Issuer and Indenture Trustee, to which Indenture and Indenture Supplement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A(2010-C) Notes are subject to all terms of the Indenture, the Indenture Supplement, the Terms Document for the Class A(2010-C) Notes, dated as of May 27, 2010, as amended by that certain Amendment to Class (2010-C) Terms Document, dated as of November 15, 2011, by that certain Second Amendment to Class A(2010-C) Terms Document, dated as of April 30, 2015, and by that certain Third Amendment to Class A (2010-C) Terms Document, dated as of May 29, 2015 (such Terms Document, as so amended, and as further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Terms Document”), between the Issuer and Indenture Trustee, the Note Purchase Agreement and the Fee Letter, dated as of May 27, 2010 among Société Générale, the Note Issuance Trust and Discover Bank (such Fee Letter, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Fee Letter”). All terms used in this Class A(2010-C) Note that are defined in the Indenture, the Indenture Supplement and the Terms Document shall have the meanings assigned to them in or pursuant to the Indenture, the Indenture Supplement and the Terms Document.

The Class B Notes, the Class C Notes and the Class D Notes of the DiscoverSeries and other tranches of Class A Notes of the DiscoverSeries will also be issued under the Indenture and the Indenture Supplement.

The Class A(2010-C) Notes are and will be equally and ratably secured by the collateral pledged as security therefore as provided in the Indenture and the Indenture Supplement.

Principal of the Class A(2010-C) Notes will be payable on or prior to the Expected Maturity Date, or, if such date is extended pursuant to the Note Purchase Agreement, the Existing Expected Maturity Date (as defined in the Note Purchase Agreement), in an amount described on the face hereof except as otherwise provided in the Indenture, the Indenture Supplement or the Terms Document. During the Liquidation Period, if any, principal will be distributed monthly on each Distribution Date, commencing on the month following the commencement of such period.

Principal of any Increase Amount for which an Interim Expected Maturity Date is designated will be payable on or prior to such Interim Expected Maturity Date, except as otherwise provided in the Indenture, the Indenture Supplement or the Terms Document. During the Interim Liquidation Period, if any, principal will be distributed monthly on each Distribution Date, commencing on the month following the commencement of such period.

As described above, the entire unpaid principal amount of this Class A(2010-C) Note shall be due and payable on the Legal Maturity Date, or if such date is extended pursuant to the Note Purchase Agreement, the Existing Legal Maturity Date (as defined in the Note Purchase Agreement). Notwithstanding the foregoing, the entire unpaid principal amount of the Class A(2010-C) Notes shall be due and payable on the date on which an Event of Default relating to the Class A(2010-C) Notes shall have occurred and be continuing and, except in the event of an insolvency-related default, the Indenture Trustee or the Majority Holders of the applicable Series, Class or Tranche of Outstanding Dollar Principal Amount of the Outstanding Notes have declared the Class A(2010-C) Notes to be immediately due and payable in the manner provided in Section 702 of the Indenture; provided, however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the Majority Holders of such applicable Series, Class or Tranche of Notes.

On any day occurring on or after the date on which the aggregate Nominal Liquidation Amount of any Tranche of Notes is reduced to less than 5% of its highest Outstanding Dollar Principal Amount, the Depositor or any Affiliate thereof has the right, but not the obligation, to redeem such Tranche of Notes in whole but not in part, pursuant to Section 1202 of the Indenture. The redemption price will be an amount equal to the Outstanding Dollar Principal Amount of such Tranche, plus accrued, unpaid and additional interest or principal accreted and unpaid on such Tranche to but excluding the date of redemption.

Subject to the terms and conditions of the Indenture, the Beneficiary, on behalf of the Note Issuance Trust, may from time to time issue, or direct the Owner Trustee, on behalf of the Note Issuance Trust, to issue, one or more Series, Classes or Tranches of Notes.

On each Payment Date, the Paying Agent shall distribute to each Holder of Class A(2010-C) Notes of record on the related Record Date (except for the final distribution with respect to this Class A(2010-C) Note) such Holder of Class A(2010-C) Notes’ pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class A Notes.

Payments of interest on this Class A(2010-C) Note due and payable on each Payment Date, together with any installment of principal, if any, to the extent not in full payment of this Class A(2010-C) Note, shall be made by check mailed to or by wire transfer to the Person whose name appears as the Registered Holder of this Class A(2010-C) Note on the Note Register as of the close of business on each Record Date. Any such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class A(2010-C) Note be submitted for notation of payment. Any reduction in the principal amount of this Class A(2010-C) Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A(2010-C) Note and of any Class A(2010-C) Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A(2010-C) Note on a Payment Date occurring after the Purchase Commitment Termination Date (as defined in the Note Purchase Agreement), then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class A(2010-C) Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of New York. On any payment of interest or principal being made, details of such payment shall be entered by the Indenture Trustee on behalf of the Issuer in Schedule A hereto.

As provided in the Indenture and subject to certain limitations set forth therein and as set forth in the first legend on the face hereof, the transfer of this Class A(2010-C) Note may be registered on the Note Register upon surrender of this Class A(2010-C) Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class A(2010-C) Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A(2010-C) Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

To the fullest extent permitted by applicable law, each Noteholder or Note Owner, by acceptance of a Class A(2010-C) Note or, in the case of a Note Owner, a beneficial interest in a Class A(2010-C) Note, covenants and agrees that by accepting the benefits of the Indenture that it will not, prior to the date that is one year and one day after the later of (i) the termination of the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004, by and between Discover Bank, as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time (the “Pooling and Servicing Agreement”), with respect to Discover Card Master Trust I (the “Master Trust”), (ii) termination of the Trust Agreement dated as of July 2, 2007 between Discover Bank, as Beneficiary, and Wilmington Trust Company, as Owner Trustee, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time (the “Trust Agreement”), with respect to the Issuer or (iii) the date on which no notes of any tranche, class or series of notes issued by the Issuer remain outstanding, acquiesce, petition or otherwise invoke or cause the Master Trust or the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Master Trust or the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Trust or the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Master Trust or the Issuer.

Prior to the due presentment for registration of transfer of this Class A(2010-C) Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class A(2010-C) Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A(2010-C) Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing not less than 66 2/3% of the Outstanding Dollar Principal Amount of each adversely affected Series, Class or Tranche of Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A(2010-C) Note shall be conclusive and binding upon such Holder and upon all future Holders of this Class A(2010-C) Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A(2010-C) Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Class A(2010-C) Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The transfer of this Note is subject to certain restrictions set forth in the Note Purchase Agreement. In no event shall this Note, or any interest therein, be transferred to an employee benefit plan, trust or account subject to the Employee Retirement Income Security Act of 1974, as amended (-“ERISA”), or described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and not excepted under Section 4975(g). Any Holder of this Note or, in the case of a Note Owner, a beneficial interest in a Class A(2010-C) Note, by its acceptance hereof, shall be deemed to represent and warrant that it is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a plan described in Section 4975(e)(1) of the Code, (ii) purchasing any Note or any interest therein on behalf of any such plan as investment manager, named fiduciary or trustee of any such plan, or (iii) purchasing any Note or interest therein with any assets of any plan within the meaning of 29 CFR Section 2510.3-101.

The Class A(2010-C) Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS CLASS A(2010-C) NOTE AND THE INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

No reference herein to the Indenture and no provision of this Class A(2010-C) Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A(2010-C) Note at the times, place, and rate, and in the coin or currency herein prescribed.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Class A(2010-C) Note by the acceptance hereof agrees that, except as expressly provided in the Indenture and the Indenture Supplement in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A(2010-C) Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed:

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

SCHEDULE A

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Note Issuance Trust

First

Second

[continue numbering until the appropriate number of interest payment dates for the Notes is reached]

PART II

PRINCIPAL PAYMENTS

Principal Payment Date	Date of Payment	Total Amount of Principal Payable	Total Amount Paid	Confirmation of payment by or on behalf of the Note Issuance Trust

First

Second

[continue numbering until the appropriate number of installment dates for the Notes is reached]

PART III

INCREASES IN OUTSTANDING DOLLAR PRINCIPAL AMOUNT

Issuance Date of Increase	Amount of Increase in Outstanding Dollar Principal Amount	Resulting Initial Dollar Principal Amount	Stated Principal Amount	Confirmation of increase by or on behalf of the Note Issuance Trust

A-14